SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2004

FIRST NATIONAL BANKSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	001-31883	20-0175526

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Goodlette Road North, Naples, Florida		34102

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (239) 262-7600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES

Item 8.01 Other Events.

     As previously reported in a Form 8-K filed on August 3, 2004, First National Bankshares of Florida, Inc. (“First National”) and Fifth Third Bancorp (“Fifth Third”) entered into an Agreement and Plan of Merger on August 1, 2004, pursuant to which First National would be merged with and into Fifth Third, with Fifth Third as the surviving corporation. A copy of that Agreement and Plan of Merger was included as an exhibit to that report.

     Subsequently, in order to structure the acquisition as a merger of First National with and into Fifth Third Financial Corporation, a wholly owned subsidiary of Fifth Third, Fifth Third and First National entered into an Amended and Restated Agreement and Plan of Merger dated as of September 22, 2004. A copy of the Amended and Restated Agreement and Plan of Merger is incorporated herein by reference as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits:

2.1	Amended and Restated Agreement and Plan of Merger, dated as of September 22, 2004, by and between Fifth Third Bancorp and First National Bankshares of Florida, Inc. (incorporated by reference to Exhibit 2.1 of the Form 8-K filed by Fifth Third Bancorp on September 24, 2004)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANKSHARES OF FLORIDA, INC.

	By:	/s/ Robert T. Reichert

Robert T. Reichert, Chief Financial Officer

Dated: September 27, 2004